UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 7, 2016

JRJR33, INC.
(Exact name of registrant as specified in its charter)

Florida	Commission	98-0534701
(State or other jurisdiction	File No.: 001-36755	(IRS Employer
of incorporation or organization)		Identification No.)

2400 North Dallas Parkway, Suite 230, Plano, Texas 75093
(Address of principal executive offices and zip code)

(972) 398-7120
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

JRjr33, Inc. (the “Company”) is filing this Amendment No. 1 (the “Form 8-K/A”) to our Current Report on Form 8-K (the “Original Form 8-K”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 14, 2016. This Form 8-K/A amends Item 4.01 of the Original Form 8-K to reference the Company’s receipt of the consent letter from the Company’s previous independent auditor, BDO USA, LLP. This Form 8-K/A should be read in conjunction with the Original Form 8-K, which continues to speak as of the date of the Original Form 8-K. Except as specifically noted above, this Form 8-K/A does not modify or update disclosures in the Original Form 8-K. Accordingly, except as specifically noted above, this Form 8-K/A does not reflect events occurring after the filing of the Original Form 8-K or modify or update any related or other disclosures.

Item 4.01. Changes in Registrant’s Certifying Accountant.

A copy of the disclosure made by the Company in the Original Form 8-K was provided to BDO USA, LLP prior to the date of filing of the Original Form 8-K, and BDO USA. LLP was requested to furnish the Company with a copy of a letter addressed to the SEC stating that it agrees with the statements made by the Company in Item 4.01 of the Original Form 8-K. A copy of this letter from BDO USA, LLP, dated December 14, 2016 and received by the Company on December 15, 2016, has been received by the Company and is filed as Exhibit 16.1 to this Form 8-K/A.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

16.1 Letter from BDO USA, LLP to the Securities and Exchange Commission dated December 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JRJR33, Inc.

Date: December 16, 2016	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number            Description

16.1                 Letter from BDO, LLP to the Securities and Exchange Commission dated December 14, 2016.